Exhibit 5.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use of our name in this Registration Statement on Form F-10 (this "Registration Statement") of Enerplus Corporation (the "Registrant"). We hereby further consent to the incorporation by reference in this Registration Statement of the Registrant's Annual Information Form dated February 23, 2023, for the year ended December 31, 2022, which document makes reference to our firm and our report dated February 17, 2023, evaluating the shale gas reserves and contingent resources to the Registrant's interest, as of December 31, 2022.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ Richard B. Talley, Jr., P.E.
Richard B. Talley, Jr., P.E.
Chief Executive Officer

Dallas, Texas
August 4, 2023